EXHIBIT 99.2

SARCOM, INC.

Financial Statements

As of and for the years ended December 31, 2006 and 2005

(With Independent Auditor’s Report Thereon)

SARCOM, Inc.
Contents

Independent Auditor’s Report

To the Board of Directors

SARCOM, Inc.

We have audited the accompanying balance sheet of SARCOM, Inc. (the “Company”) as of December 31, 2006 and 2005 and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SARCOM, Inc. at December 31, 2006 and 2005 and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Cleveland, Ohio

February 9, 2007, except for Note 16,

as to which the date is November 29, 2007

SARCOM, Inc.
Balance Sheet (000s omitted)

	December 31, 2006	December 31, 2005

Assets
Current Assets
Cash and cash equivalents	$515	$1,321
Accounts receivable - Net:
Trade	36,069	30,796
Unbilled	889	588
Other	2,870	4,235
Inventory	2,915	898
Prepaid expenses and other current assets	699	608

Total current assets	43,957	38,446
Property and Equipment - Net (Note 2)	2,406	2,654

Other Assets	508	620

Total assets	$46,871	$41,720

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable	$14,262	$7,435
Current portion of long-term obligations (Note 3)	967	2,034
Current portion of capital lease obligation (Note 10)	165	226
Accrued and other current liabilities	6,536	6,550

Total current liabilities	21,930	16,245
Long-term Obligations (Note 3)	31,555	33,696
Capital Lease Obligations (Note 10)	89	141

Deferred Gain on Capital Lease Termination (Note 8)	125	167

Mandatorily Redeemable Preferred Stock (Note 5)	55,459	51,195

Stockholders’ Deficit	(62,287)	(59,724)

Total liabilities and stockholders’ deficit	$46,871	$41,720

See Notes to Financial Statements.

SARCOM, Inc.
Statement of Operations (000s omitted)

	Year Ended
	December 31, 2006	December 31, 2005

Net Sales and Service Revenues	$236,876	$207,525

Cost of Sales and Service	200,876	176,083

Gross Profit	36,000	31,442

Operating Expenses
General and administrative expenses	29,456	26,600
Restructuring (Note 11)	-	1,500
Depreciation and amortization	1,462	1,679

Total operating expenses	30,918	29,779

Operating Income	5,082	1,663

Nonoperating Expense - Interest expense	(3,382)	(2,914)

Income (Loss) Before Yield on Mandatorily Redeemable Preferred Stock	1,700	(1,251)

Yield on Mandatorily Redeemable Stock (Note 5)	(4,263)	(3,935)

Net Loss	$(2,563)	$(5,186)

See Notes to Financial Statements.

SARCOM, Inc.
Statement of Stockholders’ Deficit (000s omitted)

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total

Balance - January 1, 2005	$56	$57,537	$(112,131)	$(54,538)

Net loss	-	-	(5,186)	(5,186)

Balance - December 31, 2005	56	57,537	(117,317)	(59,724)

Net loss	-	-	(2,563)	(2,563)

Balance - December 31, 2006	$56	$57,537	$(119,880)	$(62,287)

See Notes to Financial Statements.

SARCOM, Inc.
Statement of Cash Flows (000s omitted)

	Year Ended
	December 31, 2006	December 31, 2005

Cash Flows from Operating Activities
Net loss	$(2,563)	$(5,186)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	1,462	1,679
Yield on mandatorily redeemable preferred stock	4,263	3,935
Bad debt expense	8	57
Acquisition of GTF operating assets	-	(17,115)
Restructuring charge	-	1,500
Interest on restructured debt	98	79
Amortization of gain on capital lease transaction	(42)	(42)
Loss on disposal of assets	-	18
Changes in operating assets and liabilities which provided (used) cash:
Accounts receivable	(4,217)	(9,108)
Inventory	(2,017)	1,307
Prepaid expenses and other current assets	(91)	(56)
Other assets	(103)	-
Accounts payable	6,827	3,528
Accrued and other liabilities	(14)	1,259

Net cash provided by (used in) operating activities	3,611	(18,145)

Cash Flows from Investing Activities
Purchase of property and equipment	(998)	(843)
Proceeds from sale of minority interest in unconsolidated investee	-	1,691

Net cash provided by (used in) investing activities	(998)	848

Cash Flows from Financing Activities
Payments of debt issuance cost	-	(647)
Principal payments on long-term debt	(1,067)	(2,816)
Net (repayments on) proceeds from revolving credit facilities	(2,239)	21,917
Payments on capital lease obligation	(113)	(118)

Net cash provided by (used in) financing activities	(3,419)	18,336

Net (Decrease) Increase in Cash and Cash Equivalents	(806)	1,039

Cash and Cash Equivalents - Beginning of year	1,321	282

Cash and Cash Equivalents - End of year	$515	$1,321

See Notes to Financial Statements.

SARCOM, Inc.
Notes to Financial Statements December 31, 2006 and 2005 (000s omitted, except share and per share amounts)

Note 1 - Nature of Business and Significant Accounting Policies

SARCOM, Inc. (the “Company”) provides technology solutions primarily to businesses. Services include product procurement, service support, system design, and implementation and education. The Company’s customers are generally “Fortune 1000” companies, professional firms, and governmental, education, and nonprofit organizations located in the United States.

During June 2005, the Company’s wholly owned subsidiaries, SARCOM Desktop Solutions, Inc., SARCOM Enterprise Educational Services, Inc., and SARCOM Educational Services, LLC, were merged into SARCOM Inc. As a result, the Company now reports its financial results as a single reporting unit.

The investment in Global Technology Finance, LLC (GTF) (23 percent ownership at January 1, 2005) is accounted for by the equity method. In January 2005, the Company terminated its management agreement with GTF and sold its remaining investment in GTF for $1,691. In addition, the Company entered into an asset purchase agreement with GTF to purchase accounts receivable, inventory, vendor accounts receivable, and secure existing open orders placed by GTF, net of management fees owed, totaling approximately $17,115 during 2005.

At December 31, 2006 and 2005, Patriarch Partners Agency Services, LLC, an equity fund, holds certain long-term obligations and owns 82.5 percent of the common stock outstanding. The fund also owns 80 percent of the preferred stock outstanding at the end of each year.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Revenues and Cost Recognition - Product sales are recognized when products are shipped and title transfers to customers. Service revenues are recognized when the applicable services are provided. Included in sales and service revenues is maintenance service contract revenue, which is recognized ratably over the lives of the contracts. Maintenance labor and material costs on service contracts are recorded when incurred. Sales commissions associated with maintenance service contracts are deferred and recognized ratably over the lives of the contracts.

Cash and Cash Equivalents - The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

SARCOM, Inc.
Notes to Financial Statements December 31, 2006 and 2005 (000s omitted, except share and per share amounts)

Trade Accounts Receivable - The Company provides its services to customers based on an evaluation of each customer’s financial condition, generally without requiring collateral. In addition, the Company has obtained credit insurance covering certain product sales to protect them in the event of a customer’s nonpayment. Accounts receivable are due within 30 days and are stated net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and industry as a whole. All accounts or portions thereof deemed to be uncollectible are charged against the allowance for doubtful accounts in the period that determination is made. The allowance for doubtful accounts totaled $448 and $417 at December 31, 2006 and 2005, respectively.

Vendor Invoice Rebates - Certain vendors provide incentive rebates related to purchasing activities, product training, advertising, and other sales and market development activities. The Company recognizes these rebates when it has completed its obligation to perform under the specific incentive arrangement. Rebates related to purchasing activities are included in sales and service revenues. Rebates related to product training, advertising, and other sales and marketing development activities are recorded as reductions of selling, general, and administrative expenses.

Inventory - Inventory consists principally of computer equipment and service parts and is valued at the lower of cost or market (primarily replacement cost), using the first-in, first-out (FIFO) method.

Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to operations as incurred. Amortization of the capital lease equipment is computed using the straight-line method over the period of the lease and is included in depreciation and amortization expense. The Company capitalizes direct costs associated with the purchase and development of internal use software.

Debt Issuance Costs - Debt issuance costs of $647 were incurred by the Company during 2005 in connection with obtaining the debt to finance the GTF asset acquisition. These costs are being amortized over the term of the related debt. Accumulated amortization totaled $413 and $198 at December 31, 2006 and 2005, respectively.

Income Taxes - A current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the year. Deferred taxes are provided for temporary differences arising from assets and liabilities whose basis is different for financial reporting and income tax purposes.

SARCOM, Inc.
Notes to Financial Statements December 31, 2006 and 2005 (000s omitted, except share and per share amounts)

Accounting for Uncertainty in Income Taxes (FIN 48) - In July 2006, the FASB issued FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes. FIN 48 clarifies the guidance for the recognition and measurement of income tax benefits related to uncertain tax positions in accordance with SFAS No. 109, Accounting for Income Taxes. FIN 48 will be effective for the fiscal year beginning  January 1, 2007. The Company is currently assessing the impact this interpretation will have on its financial statements.

Reclassification - Certain 2005 amounts have been reclassified to conform to the 2006 presentation.

Note 2 - Property and Equipment

Property and equipment are summarized as follows:

	2006	2005	Depreciable Life - Years

Equipment and computer equipment	$8,377	$10,600	3-7
Furniture and fixtures	1,919	2,317	3-5
Software costs	4,324	4,123	3-5
Leasehold improvements	1,619	1,718	3-15

Total cost	16,239	18,758

Accumulated depreciation and amortization	(13,833)	(16,104)

Net property and equipment	$2,406	$2,654

Depreciation and amortization expense was $1,246 and $1,482 for the years ended December 31, 2006 and 2005, respectively.

SARCOM, Inc.
Notes to Financial Statements December 31, 2006 and 2005 (000s omitted, except share and per share amounts)

Note 3 - Long-term Debt

Long-term obligations at December 31 are as follows:

	2006	2005

Revolving credit facility that allows for borrowings up to the lesser of $30,000 or the borrowing base as defined in the agreement. Customer cash payments are directly applied to amounts outstanding under the facility. The credit agreement expires in January 2008, at which time all principal is due to the financial institution. The Company has the option of paying monthly interest based on either the bank rate as defined in the agreement plus .5 percent (effective rate of 8.75 percent and 7.75 percent at December 31, 2006 and 2005, respectively) or LIBOR (8.10 percent at December 31, 2006) with certain restrictions. As of December 31, 2006, $16,000 of the facility was carried under the LIBOR option with the remaining amount under the bank rate. All amounts were carried under the bank rate at December 31, 2005

	$19,678	$21,917

Related party note payable due to the majority stockholder. Interest is due monthly at variable rates (effective rate of approximately 13 percent and 12 percent at December 31, 2006 and 2005, respectively). All principal and unpaid interest is due in January 2009	10,200	10,200

During 2005, the Company converted a revolving credit agreement with the majority stockholder into a term note payable to the majority stockholder. Interest is due monthly at variable rates (effective rate of approximately 13 percent and 12 percent at December 31, 2006 and 2005, respectively). All principal and unpaid interest is due in January 2009. As of December 31, 2006, the balance is classified as current as management intends and has the ability to make prepayments as stated in the bank credit facility agreement	967	2,034

Related party restructuring note payable due to the majority stockholder. Interest compounds monthly at 6 percent. All principal and interest are due in January 2009	1,677	1,579

Total	32,522	35,730

Less current portion	967	2,034

Long-term portion	$31,555	$33,696

The balance of the above debt matures (including prepayments in accordance with the bank credit facility agreement) as follows:

2007		$967
2008		19,678
2009		11,877

	Total	$32,522

Related party interest expense for the years ended December 31, 2006 and 2005 was $1,682 and $1,245, respectively.

SARCOM, Inc.
Notes to Financial Statements December 31, 2006 and 2005 (000s omitted, except share and per share amounts)

Substantially all of the Company’s tangible assets are pledged as collateral under the revolving credit facility and the related party debt; however, the related party debt has been subordinated to the revolving credit facility. Under the revolving credit facility, the Company is required to comply with certain restrictive financial covenants. For the year ended December 31, 2005, the Company did not meet a covenant relating to its net loss for the year. However, the covenant was subsequently waived and amended by the lending institution.

Note 4 - Related Party Transactions

Through January 2005, the Company was party to a management agreement (the “Agreement”) with Global Technology Finance, LLC (GTF). The Agreement appoints the Company as manager to perform various services for GTF. As manager, the Company acted as agent for GTF, which includes arranging for the purchase and sale of computer equipment and software, servicing of related accounts receivable, maintenance of records, and employment of required employees. As compensation for these management services, the Company received monthly management fees. Management fees were calculated based upon a variable percentage (based on defined gross margin and accounts receivable targets) of GTF’s gross margin. Management fees earned were payable to the extent they exceed a defined management fee holdback and to the extent the holdback was greater than the aggregate management fee earned during the preceding two-month period divided by 61 times the current days sales outstanding. The Company sold its interest in GTF in January 2005 for $1,691.

Revenues from services provided to GTF and management fees totaled approximately $316 in 2005. There were no amounts due to or due from GTF at December 31, 2006 or 2005.

The Company also leases a building from a related party with minority ownership. The lease expires in December 2009 with provisions for an early termination buyout and is being accounted for as an operating lease. Rent expense totaled $540 for both years ended December 31, 2006 and 2005. Future annual lease payments are $540 through 2009.

Note 5 - Mandatorily Redeemable Preferred Stock

The Company has 40,000 shares of Series A preferred stock with a liquidation value of $1,000 per share. The liquidation value, plus accrued but unpaid dividends, is payable at any time, beginning on September 1, 2012 and ending on September 1, 2015, that any holder elects to redeem such shares.

SARCOM, Inc.
Notes to Financial Statements December 31, 2006 and 2005 (000s omitted, except share and per share amounts)

Dividends accrue on the preferred stock on a daily basis at a rate of 8 percent of the liquidation value (defined as $1,000 per share) plus accumulated and unpaid dividends thereon. Three percent of dividends accrued are payable in cash to the extent that the Company has maintained an average cash balance of $2,500 for the preceding fiscal quarter; otherwise, all dividends are paid in the form of additional preferred stock based on the value of $1,000 per share. No dividends have been declared as of December 31, 2006 and the revolving credit facility described in Note 3 does not permit the Company to declare or pay any cash dividends.

In any liquidation of the Company, each share of preferred stock will be generally entitled to a liquidation preference before any distribution may be made on the Company’s common stock. However, there is limited common stock (approximately 11 percent, valued at $1,319 at December 31, 2006 and 2005) which has rights superior to the preferred stock during liquidation.

During 2005, certain key employees were granted restricted rights to 8,000 shares of currently outstanding Series A preferred stock. These shares are restricted until a sale occurs, as defined in the stockholder agreement. The restricted stock grant has an indefinite vesting period and no compensation expense will be recognized unless a sale occurs. Compensation expense, if any, will be based on the fair value of the preferred shares at the date of vesting.

SARCOM, Inc.
Notes to Financial Statements December 31, 2006 and 2005 (000s omitted, except share and per share amounts)

Note 6 - Common Stock

Common stock at December 31, 2006 and 2005 is as follows:

	2006	2005

Class A - $.01 par value (voting): Authorized - 9,000,000 shares Issued and outstanding - 5,591,406 shares	$56	$56
Class B - $.01 par value (nonvoting): Authorized - 1,000,000 shares Issued and outstanding - 0 shares	-	-

Total	$56	$56

Note 7 - Retirement Plans

The Company sponsors a 401(k) plan for substantially all employees. The Company, at its discretion, contributes 50 percent of participants’ contributions, up to 6 percent of participants’ eligible compensation. The Company may contribute additional discretionary contributions on behalf of the participants. There were no discretionary contributions for 2006 or 2005.

SARCOM, Inc.
Notes to Financial Statements December 31, 2006 and 2005 (000s omitted, except share and per share amounts)

Note 8 - Deferred Gain on Capital Lease Transaction

In 2002, the Company renegotiated lease terms on a lease with a related party. The change in the lease terms changed the lease classification from a capital to an operating lease. The $335 gain on termination of the capital lease has been deferred and is being amortized in proportion to the related gross rental expense over the lease term. A total of $42 was amortized in 2006 and 2005, reducing rental expense.

Note 9 - Operating Leases

The Company leases office operating facilities and equipment under noncancelable operating leases expiring at various dates through 2011. Most of the office leases have renewal options and require the Company to pay for insurance, common area maintenance, and escalations in operating expenses over the base year.

Rent expense for operating leases was $1,837 and $1,975 for the years ended December 31, 2006 and 2005, respectively.

Future minimum lease payments under noncancelable operating leases consist of the following at December 31, 2006:

Years Ending December 31		Amount

2007		$1,736
2008		1,463
2009		1,166
2010		527
2011		525

	Total	$5,417

Note 10 - Capital Leases

The Company has entered into capital lease agreements for certain equipment with interest ranging from approximately 7 percent to 13 percent. Minimum lease payments of $15 are due monthly, with the final payment dates ranging from April 2007 to June 2009.

SARCOM, Inc.
Notes to Financial Statements December 31, 2006 and 2005 (000s omitted, except share and per share amounts)

Property under capital leases consists of the following at December 31:

	2006	2005

Equipment	$844	$636
Less accumulated depreciation	(574)	(325)

Net	$270	$311

Depreciation expense on property under capital leases is included in the depreciation amount disclosed in Note 2.

The future minimum lease payments under capital leases are as follows:

Years Ending December 31		Amount

2007		$183
2008		72
2009		23

	Total	278

	Less amount representing interest	24

	Present value of net minimum lease payments	254

	Less current obligations	165

	Long-term obligations under capital leases	$89

Note 11 - Restructuring Expenses

During 2005, as part of its restructuring efforts, the Company incurred turnaround expenses totaling $1,500 payable to Patriarch Partners Agency Services, LLC. No such expenses were incurred during 2006.

Note 12 - Income Taxes

The Company accounts for deferred income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. This standard requires that deferred taxes be provided for the temporary differences between the financial reporting and the income tax basis of the Company’s assets and liabilities by applying enacted statutory rates applicable to future years to the basis differences.

The primary reasons for the difference between the federal statutory income tax rate and the Company’s effective income tax rate is the treatment of the yield on mandatorily redeemable preferred stock as a nondeductible expense for income tax purposes and the change in the valuation allowance recognized for deferred tax assets during 2006 and 2005.

SARCOM, Inc.
Notes to Financial Statements December 31, 2006 and 2005 (000s omitted, except share and per share amounts)

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Differences for which deferred taxes are provided relate primarily to tax basis goodwill amortization, the use of accelerated depreciation methods of property and equipment for income tax purposes, and net operating loss carryforwards of approximately $14,000, which begin expiring in 2023.

Deferred tax assets at December 31, 2006 and 2005 total approximately $9,000 and $9,500, respectively, and deferred tax liabilities totaled approximately $1,000 in each year. A valuation allowance has been recognized for the amount of the net deferred tax assets at December 31, 2006 and 2005 due to the uncertain nature of their ultimate realization based upon the Company’s historical operating losses.

Note 13 - Contingencies

The Company is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities.

Based on the facts presently known, the Company does not believe that the outcome of these proceedings will have a material adverse effect on its financial condition.

Note 14 - Management’s Plans

The Company’s financial statements have been presented on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has incurred significant losses over the past several years. As a result, management has taken certain actions to improve profitability and maintain adequate financing. Management has also implemented comprehensive cost reductions which they anticipate will lead to improved gross and operating margins. Additionally, restructuring activities and the related costs are also anticipated to be significantly reduced in future periods. Management believes that the above actions will enable the Company to achieve profitable operations and maintain sufficient cash flows to continue operations.

SARCOM, Inc.
Notes to Financial Statements December 31, 2006 and 2005 (000s omitted, except share and per share amounts)

Note 15 - Cash Flows

Cash paid for interest totaled $3,352 and $2,566 in 2006 and 2005, respectively.

Significant noncash investing and financing activities are as follows:

	2006	2005

Equipment acquired via capital lease obligation	$136	$149
Note payable issued for restructuring charge	-	1,500

SARCOM, Inc.
Notes to Financial Statements December 31, 2006 and 2005 (000s omitted, except share and per share amounts)

Note 16 – Subsequent Events

On September 17, 2007, the Company was acquired by PC Mall, Inc. pursuant to the terms of an Agreement and Plan of Merger (the “Agreement”) dated August 17, 2007.  The initial total purchase price of $55,000 consisted of $47,500 in cash and 633,981 shares of PC Mall Inc. common stock valued at $7,500.

The initial total purchase price was subject to a post-closing debt and net asset value adjustment as defined in the Agreement.  On November 6, 2007, the Company and PC Mall settled on the net asset value adjustment, and 122,478 shares of PC Mall common stock were returned to PC Mall as consideration for the net asset value adjustment owed to PC Mall of $2,102.

The Company’s gross versus net revenue recognition policies regarding certain third party contracts and software licensing and the classification of certain indirect expenses differed from that of PC Mall, Inc. The accounting for these two matters has been restated in the reissued financial statements dated November 29, 2007 for the years ended December 31, 2006 and 2005 to correspond to the accounting policies of PC Mall, Inc.

The revenue adjustment related to third party contracts and software licensing resulted in certain contracts reported in revenue on a net basis in accordance with EITF 99-19 rather than gross, resulting in a decrease to both net sales and service revenue and cost of sales and service on the statement of operations of $10,676 and $11,104 in 2006 and 2005, respectively. The reclassification of certain indirect expenses resulted in a decrease to cost of sales and service and an increase to general and administrative expenses of $6,790 and $6,251 for 2006 and 2005, respectively. The reclassifications had no impact on net income, the balance sheet, statement of stockholders’ deficit or statement of cash flows for 2006 or 2005.